EXHIBIT 10.1

                   THIRD PARTY LOGISTICS & PURCHASE AGREEMENT

THIS THIRD PARTY LOGISTICS AND PURCHASE AGREEMENT ("AGREEMENT") ENTERED INTO AS OF NOVEMBER 3, 2008 BY AND BETWEEN BRINK'S HOME SECURITY, INC., LOCATED AT 8880 ESTERS BOULEVARD, IRVING, TEXAS 75063 ("BHS") AND UNIVERSAL POWER GROUP, INC., LOCATED AT 1720 HAYDEN DRIVE, CARROLLTON, TX 75006 ("UPG") BY WHICH UPG WILL PROVIDE THIRD PARTY LOGISTICS SERVICES TO BHS INCLUDING, BUT NOT LIMITED TO, ASSEMBLING, SHIPPING, STORING, PROCURING AND OTHER RELATED SERVICES. UPG WILL ALSO COORDINATE BATTERY RECYCLING SERVICES PROVIDED TO BHS. THE FOLLOWING TERMS AND CONDITIONS APPLY:

1. SERVICES, BATTERY AND TRANSFORMER PURCHASES AND WARRANTIES: (a) As requested by BHS, UPG shall procure components for residential and/or commercial alarm systems including tools and supplies necessary for installation ("Alarm System Components") from manufacturers specified by BHS, who have existing contracts with BHS. UPG shall also procure packing, and other related materials, and shall store such Alarm System Components and materials in UPG's distribution centers. UPG shall assemble kits of the following components: control panel; battery; transformer; RJ block; speaker; motion sensor (in certain cases); and instruction materials ("Kits"). Specific brands and models of components that should be included in the Kits will be specified by BHS. UPG shall ship Kits to destinations specified by BHS. If BHS changes the equipment, or the configuration of the equipment, in the Kits and thus causes UPG's supply of existing packaging (box and partitions) to be unusable, BHS shall reimburse UPG for the cost of the unusable packaging that cannot be returned or reimbursed. UPG shall also store, ship and procure other additional Alarm System Components, that are not products included in Kits, from manufacturers specified by BHS, who have existing contracts and pricing arrangements with BHS.

     (b) BHS may also purchase from UPG batteries, transformers, and other Kit components from manufacturers of UPG's choice that are produced to BHS specifications.

     (c) For batteries and transformers not included in a Kit, UPG warrants that those products will be new and in conformance with the specifications provided to and by BHS, and that its products will be free from material and workmanship defects and other product warranties including, without limitation, the warranties described in Exhibit A, attached hereto. Other terms of purchase are also specified in Exhibit A.

     (d) In consideration of BHS obligations under this Agreement, UPG will coordinate battery recycling services to BHS for the duration of this Agreement, in accordance with Exhibit B, attached hereto, at no additional charge.


2. AUTHORITY. Except as expressly set forth in this Agreement, UPG shall have no authority to enter into contracts, or other commitments, with other persons, companies, corporations or entities on BHS behalf, and shall not be permitted to represent or bind BHS in any way.

3. FEES. (a) For Kits shipped to BHS locations, BHS agrees to pay UPG as specified in Exhibit C(a). Applicable sales tax, if any, shall be added to invoices, unless BHS provides UPG a valid sales tax exemption certificate applicable to purchases.

     (b) BHS may periodically, at BHS option, request that UPG procure additional Alarm System Components that BHS has sourced from the same or additional manufacturers. In that event, UPG' shall be compensated as set forth in Exhibit C(b).

     (c) BHS has established an authorized dealer program that may require authorized dealers to purchase approved Kits and Alarm System Components from UPG. BHS authorized dealers are solely responsible for setting up an account and credit terms with UPG. UPG agrees that warehousing and other charges to BHS authorized dealers will not exceed the amounts as specified in Exhibit C(c). BHS may, at its option, purchase equipment directly from UPG for BHS authorized dealers. If BHS exercises this option, BHS will pay UPG the amounts described in Exhibit C(h).


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     (d) In the event that BHS purchases products directly from a manufacturer, and such products are shipped to UPG for handling and distribution, UPG may charge BHS the shipping and handling fees described in Exhibit C(b). BHS shall provide UPG with product cost information for this purpose.

     (e) For items ordered by UPG and drop-shipped directly to a destination specified by BHS (other than UPG's distribution centers), BHS shall pay UPG the amounts for these items, as specified in Exhibit C(d).

     (f) Immediately after UPG receives notification from a manufacturer of its effective date of any price changes for Alarm System Components, UPG will notify BHS of the manufacturer's price changes and the effective date. BHS agrees to provide UPG with price change approvals prior to the effective date of manufacturer's price change so that UPG may procure products timely, if possible. UPG will charge BHS the new price thirty (30) days after the manufacturer's effective date. UPG shall not procure products at new prices without BHS approval and instructions.

     (g) BHS may also purchase from UPG products that are manufactured by manufacturers of UPG's choice and who have existing contracts with UPG. Products will be packaged by UPG as a normal distribution product. BHS shall pay UPG the amounts as specified in Exhibit C(e).


4. FREIGHT & FUEL SURCHARGES. BHS agrees to pay UPG an index-based fuel surcharge that is adjusted quarterly. Changes to the fuel surcharge will be effective immediately on the first Monday of each calendar quarter. UPG will provide written notice to BHS two weeks prior to the effective date of the fuel surcharge adjustment for approval. The surcharge will be calculated as specified in Exhibit C(f).

5. PAYMENT. UPG shall provide weekly invoices to BHS. BHS shall pay UPG within thirty (30) days from the receipt of UPG's invoice. Each UPG invoice will separately list in detail the: actual cost to BHS for products obtained; shipping charges; warehousing and other handling charges; and fuel surcharges.

6. PURCHASE ORDERS. (a) BHS shall submit to UPG, at intervals of BHS choice, requests for UPG to procure Alarm System Components and related materials from manufacturers specified by BHS. UPG, as promptly as practical after receipt of such requests, shall submit purchase orders to manufacturers for materials specified by BHS and shall diligently expedite such purchase orders (subject always to availability of product from the specified manufacturer) with a view towards maintaining adequate inventory.

     (b) For critical custom products not available from other sources (e.g., Honeywell Series 4000 control panels and motherboards, compatible Honeywell keypads, receivers, fob kits, radios, telephone control modules, zone expanders, and System Sensor model 2112ATL/2112ATLA smoke detectors), UPG agrees to exercise additional diligence in maintaining adequate inventory.

7. SHIPMENTS. Within 24 hours after BHS places an order with UPG, UPG shall ship Kits, Alarm System Components and related materials to BHS branch office, dealer office or final user specified in BHS instructions within the continental United States. If for any reason material orders do not ship within 48 hours, backorders will be immediately reported to BHS. All surface shipping and handling costs to any branch office, dealer or final user in the continental United States shall be at UPG's sole expense; however, if BHS requests shipment by air freight or to a destination outside the 48 states, UPG shall prepay such air freight or other shipping charge and BHS shall reimburse UPG for the actual charges incurred, less the allowed freight portion already included in pricing. UPG shall endeavor to assure that all Alarm System Components and related materials shipped by UPG are delivered as promptly as possible in a reasonable amount of time so as not to disrupt BHS operations. Any time UPG is scheduled to not ship product for an entire day or more, such as when UPG performs periodic physical inventory counts, a ten (10) day notice must be provided to BHS.

8. MANUFACTURERS' WARRANTIES. BHS shall be the beneficiary of all manufacturers' warranties. UPG shall take such reasonable steps (excluding institution of litigation) to enforce the terms of all manufacturers' warranties with respect to the Alarm System Components and related materials, including but not limited to, returning defective items for repair or replacement. UPG, AS A PROVIDER OF WAREHOUSING AND SHIPPING SERVICES AND AS A WHOLESALE DISTRIBUTOR, MAKES NO WARRANTIES OF ITS OWN, EITHER EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OF THESE PRODUCTS NOT MANUFACTURED BY UPG,


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     AND SHALL NOT BE LIABLE FOR SPECIAL OR CONSEQUENTIAL DAMAGES, PROVIDED UPG
     DOES NOT COMMIT A NEGLIGENT OR WILLFUL ACT OR OMISSION RELATED THERETO. UPG WILL EXTEND WARRANTIES ON ITEMS MANUFACTURED BY UPG AND UPG VENDORS PER RESPECTIVE PRODUCT WARRANTIES.

9. TITLE AND RISK OF LOSS. Title and risk of loss to all Alarm System Components, Kits and other products and related materials purchased, stored, assembled, shipped and sold by UPG under this Agreement shall pass upon to BHS upon delivery by carrier to BHS' branch office, dealer office or the end user as instructed by BHS. It shall be UPG's responsibility to file claims with the carrier provided that, if the carrier requires that any claim be filed in BHS' name, BHS will provide UPG with the means to do so.

10. RETURNS. In the event of a return authorized by BHS and subject to an equipment or material return authorization issued by UPG, BHS shall pay UPG for any restock charge imposed by the manufacturer of the product. UPG shall provide BHS branches with credits upon receipt of credits from the manufacturer. At UPG's discretion, UPG may provide authorized dealers with immediate credit for returns of equipment or material to the manufacturer. If reconciliation is required upon receipt by the manufacturer, UPG will invoice BHS or the authorized dealer in full or for the difference, as the case may be. If a return is made by BHS as a result of UPG's negligence, BHS shall not be responsible for return postage or restocking fees.

11.  EFFECTIVE DATE, TERM AND TERMINATION.

     (a) This Agreement shall become effective as of the date written above, and shall continue for an initial term of 24 months. At the end of the initial term, this Agreement will renew for successive one year renewal terms, unless cancelled in writing by either party without cause at least 120 days before the end of the initial or any renewal term. This Agreement may be terminated by BHS as specified in Exhibit C(g). This Agreement supersedes any and all prior agreements between the parties.

     (b) In the event that either party commits a Default under this Agreement, the non-defaulting party shall give written notice of the Default to the defaulting party. If the defaulting party does not cure such default within seven business days, or if there is a subsequent Default of the same nature within a 6-month period of each other, then the non-defaulting party shall have the right to terminate this Agreement by giving thirty days' written notice. With respect to UPG, the term "Default" means a failure to meet a material shipping or warehousing obligation under this Agreement. With respect to BHS, the term "Default" means a failure to meet a material payment obligation under this Agreement. With respect to both parties, an occurrence shall not be considered a Default if it is caused by an event or condition beyond the party's reasonable control, including Acts of God, war and terrorist attacks or threats. Provided, however, upon early termination, BHS will purchase from UPG any and all remaining inventory procured by UPG pursuant to this Agreement (including inventory in transit) and pay any applicable cancellation fees of the manufacturer.


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                                 SIGNATURE PAGE


BRINK'S HOME SECURITY, INC.


By:   /s/ STEPHEN YEVICH
      ------------------
         Stephen Yevich
         Sr. VP and CFO

Date:  November 3, 2008





UNIVERSAL POWER GROUP, INC.


By:    /s/ RANDY HARDIN            By:   /s/ MIMI TAN
      -----------------------           ----------------------------------------
         Randy Hardin                    Mimi Tan
         President & CEO                 Sr. VP Business Development & Marketing

Date: October 31, 2008             Date: October 31, 2008